Exhibit 10.4

YUM CHINA HOLDINGS, INC.
LONG TERM INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Grant Date:	[_____________]
Grantee:	Name
Aggregate Number of Stock Appreciation Rights Subject to Award:	xxx
Exercise Price: Vesting Schedule:	[____________] 1/4 on each of the first, second, third and four year anniversaries of the Grant Date

This STOCK APPRECIATION RIGHTS AGREEMENT (“Agreement”) is made as of  the Grant Date set forth above between YUM CHINA HOLDINGS, INC., a Delaware corporation (the “Company”), and [insert] (“Participant”).

1.	Award.

(a)Stock Appreciation Rights.  Pursuant to the Yum China Holdings, Inc. Long Term Incentive Plan (the “Plan”), Participant is hereby awarded, as of the Grant Date, on the terms and conditions set forth in this Stock Appreciation Rights Agreement, including any country-specific terms set forth in the attached addendum (the “Addendum” and, together with the Stock Appreciation Rights Agreement, the “Agreement”) and the Plan, Stock Appreciation Rights with respect to the aggregate number of shares of Stock set forth above (the “Covered Shares”), with an Exercise Price equal to the price set forth above, which was the Fair Market Value of a share of Stock on the Grant Date.

(b)Plan Incorporated.  Participant acknowledges receipt of a copy of the Prospectus for the Plan, and agrees that this award of Stock Appreciation Rights shall be subject to all of the terms and conditions set forth in the Plan and the Prospectus, including future amendments thereto, if any, and which Plan and Prospectus are incorporated herein by reference as a part of this Agreement.  Participant may make a written request for a copy of the Plan at any time.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.Terms of Stock Appreciation Rights.  Participant hereby accepts the Stock Appreciation Rights and agrees with respect thereto as follows:

(a)

Vesting.  Except as otherwise provided herein, as long as a separation from service from the Company and its Subsidiaries (collectively, the “Company Group”) does not occur prior to the relevant vesting date specified under the Vesting Schedule above (each a “Vesting Date”), then the Stock Appreciations Rights shall vest and become exercisable on such Vesting Dates (the period between the Grant Date and the next subsequent Vesting Date or between Vesting Dates, as applicable, is referred to as a “Vesting Period”).

(b)

Term.  Exercisable Stock Appreciation Rights must be exercised no later than 4PM Eastern Standard Time (“EST”) on the ten-year anniversary of the Grant Date (the “Expiration Date”).  The time during which Stock Appreciation Rights are exercisable is referred to as the “Stock Appreciation Right Term.”  If the Expiration Date falls on a New York Stock Exchange market holiday or weekend, 4PM EST will mean the business day prior to the Expiration Date.

2.	Exercise Procedures.
(a)

General.  Once exercisable and until the end of the Stock Appreciation Term or such earlier date of the termination of the Stock Appreciation Rights as set forth in Section 3 of this Agreement, all or a portion of the exercisable Stock Appreciation Rights may be exercised from time to time and at any time under procedures that the Committee shall establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of Stock Appreciation Rights which may be exercised at any time.  Fractional Stock Appreciation Rights may not be exercised and no fractional shares shall be deliverable hereunder.  No omission to exercise a Stock Appreciation Right shall result in the lapse of any other Stock Appreciation Right granted hereunder until the forfeiture, expiration or termination of such Stock Appreciation Right.   Subject to the terms and conditions set forth herein, Stock Appreciation Rights may be exercised by giving notice of exercise to Merrill Lynch, the stock plan administrator (or any other stock plan administrator or vendor designated by the Company) in the manner specified from time to time by the Company or the stock plan administrator.  Upon the exercise of a Stock Appreciation Right with respect to a share of Stock, Participant shall receive an amount from the Company which is equal to the excess of the Fair Market Value of a share of Stock at the time of exercise over the Exercise Price of one share of Stock.  Such amount will be paid to Participant in shares of Stock (based on the market price of such shares at the date of exercise), and in cash with respect to any fractional shares, subject to satisfaction of all Tax-Related Items (as defined in Section 4 below).

(b)

Automatic Exercise.   Notwithstanding the foregoing and to the extent permitted by applicable law, if the Fair Market Value  of a share of Stock on the Expiration Date (or, if earlier, the expiration of the Stock Appreciation Right following the termination of Participant’s employment), exceeds the Exercise Price, then to the extent the Stock Appreciation Rights are vested and have not theretofore been exercised, expired or otherwise terminated, the Company shall cause the Stock Appreciation Rights to be automatically exercised immediately prior to its expiration on the Expiration Date (or, if earlier, the expiration of the Stock Appreciation Right following the termination of Participant’s employment), and to provide for the Tax-Related Items to be satisfied by the withholding of shares to be issued upon exercise of the Stock Appreciation Rights in an amount sufficient to cover the Tax-Related Items.

3.	Termination of Service or Change in Control.
(a)

General.  Participant shall have a period of 90 days following Participant’s termination of employment with the Company Group (as determined in accordance with Section 10 of this Agreement) to exercise Stock Appreciation Rights that are vested and exercisable as of Participant’s last day of employment, but such exercise period shall not extend beyond the Expiration Date.  Except as otherwise provided in this Section 3 or as otherwise provided by the Committee, the Stock Appreciation Rights shall automatically expire, and no Stock Appreciation Right may be exercised after, the expiration of such 90-day period (or, if earlier, the Expiration Date).

(b)

Without Cause.  In the event Participant’s employment with the Company Group is involuntarily terminated by a member of the Company Group other than for Cause (as defined in Section 23 of this Agreement), including, without limitation, as a result of (i) a disposition (or similar transaction) with respect to an identifiable Company business or segment (“Business”), and in accordance with the terms of the transaction, Participant and a substantial portion of the other employees of the Business continue in employment with such Business or commence employment with its acquiror, (ii) the elimination of Participant’s position within the Company Group, or (iii) the selection of Participant for work force reduction (whether voluntary or involuntary), the Stock Appreciation Rights will pro rata vest on a monthly basis for the Vesting Period in which the termination occurs such that a portion of Participant’s otherwise unvested Stock Appreciation Rights for the Vesting Period in which the termination occurs will vest based on the time Participant was employed during such Vesting Period up to the last day of employment (as determined in accordance with Section 10 of this Agreement) and all Stock Appreciation Rights that remain unvested will be forfeited.  In the event Participant’s employment with the Company Group is terminated for Cause, Participant’s outstanding Stock Appreciation Rights, whether vested or unvested, will be forfeited and become unexercisable upon such termination unless otherwise provided by the Committee.

(c)

Retirement or Death.  In the event Participant’s employment with the Company Group is terminated by reason of death or Retirement (as defined in Section 23), the Stock Appreciation Rights will pro rata vest on a monthly basis for the Vesting Period in which the termination occurs such that a portion of Participant’s otherwise unvested Stock Appreciation Rights for the Vesting Period in which the termination occurs will vest based on the time Participant was employed during the Vesting Period up to the last day of employment (as determined in accordance with Section 10 of this Agreement) and all Stock Appreciation Rights that remain unvested will be forfeited.  Participant’s vested Stock Appreciation Rights may be exercised during the Stock Appreciation Right Term in accordance with this Agreement.

(d)Change in Control.

(i)

In the event of a Change in Control prior to the last Vesting Date pursuant to which the Stock Appreciation Rights are not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares of Stock, in each case, that preserve the intrinsic value and other material terms and conditions of the outstanding Stock Appreciation Rights as in effect immediately prior to the Change in Control), the Stock Appreciation Rights shall be 100% vested immediately prior to such Change in Control and Participant shall receive in full settlement for such Stock Appreciation Rights shares of Stock or other property with a Fair Market Value equal to the aggregate number of shares of Stock then subject to the Stock Appreciation Rights multiplied by the excess, if any, of the Fair Market Value of a share of Stock as of the date of the Change in Control, over the Exercise Price.

(ii)

In the event of a Change in Control prior to the last Vesting Date pursuant to which the Stock Appreciation Rights are effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares of Stock, in each case, that preserve the intrinsic value and other material terms and conditions of the outstanding Stock Appreciation Rights as in effect immediately prior to the Change in Control) and (A) the Company Group involuntarily terminates Participant’s employment without Cause or (B) Participant terminates his or her employment with the Company Group due to Good Reason (as defined in Section 23 of this Agreement), in each case, within 24 months following such Change in Control and Participant executes and does not revoke a waiver and release of claims in the form prescribed by the Company within 60 days after the date of such termination, the Stock Appreciation Rights shall be 100% vested upon such termination of employment, and the Stock Appreciation Rights may thereafter be exercised by Participant until and including the date which is three years after the date of termination of employment (or, if earlier, the Expiration Date).

4.	Withholding of Tax.
(a)

Participant acknowledges that regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Employer.  Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of any Stock Appreciation Rights, including but not limited to, the grant, vesting or exercise of the Stock Appreciation Rights, the subsequent sale of Stock acquired under the Plan and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of a Stock Appreciation Rights to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)

Prior to any relevant taxable, tax and/or social security contribution withholding event, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with respect to Tax-Related Items by one or a combination of the following: (i) withholding from Participant’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or (ii) withholding from the proceeds of the sale of shares acquired upon exercise of a Stock Appreciation Right, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (iii) withholding in Stock to be issued upon exercise of the Stock Appreciation Right, provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then Participant may elect the form of withholding from the alternatives above in advance of any taxable or tax withholding event, as applicable, and in the absence of Participant’s timely election, the Company will withhold from proceeds of the sale of Stock upon the relevant taxable or tax withholding event, as applicable, or the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) may determine that a particular method be used to satisfy any obligations for Tax-Related Items in advance of any taxable or tax withholding event, as applicable.

(c)

Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Stock, for tax purposes, Participant is deemed to have been issued the full number of shares of Stock subject to the exercised Stock Appreciation Rights, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items.

(d)

Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section 4.  The Company may refuse to honor the exercise and refuse to issue or deliver the Stock or the proceeds of the sale of Stock if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

5.	Nature of Award. In accepting the Stock Appreciation Rights, Participant acknowledges, understands and agrees that:
(a)	the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)

this award of Stock Appreciation Rights is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Appreciation Rights, or benefits in lieu of Stock Appreciation Rights, even if Stock Appreciation Rights have been awarded in the past;

(c)

the award of Stock Appreciation Rights and the shares of Stock subject to the Stock Appreciation Rights, and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(d)	all decisions with respect to future grants of Stock Appreciation Rights or other awards, if any, will be at the sole discretion of the Company;

(e)	Participant’s participation in the Plan is voluntary;

(f)	the award of Stock Appreciation Rights and any Stock acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(g)	the future value of the Stock underlying the Stock Appreciation Rights is unknown, indeterminable and cannot be predicted with certainty;

(h)	if the underlying shares do not increase in value, the Stock Appreciation Rights will have no value;

(i)

no claim or entitlement to compensation or damages shall arise from termination of this award of Stock Appreciation Rights or diminution in value of the Stock acquired upon exercise resulting from Participant’s separation from service (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(j)

unless otherwise provided in the Plan or by the Company in its discretion, the Stock Appreciation Rights and the benefits evidenced by this Agreement do not create any entitlement to have the Stock Appreciation Rights or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and

(k)	the following provisions apply only if Participant is providing services outside the United States:

(i)

the Stock Appreciation Rights and the shares of Stock subject to the Stock Appreciation Rights, and the income and value of same, are not part of normal or expected compensation or salary for any purpose; and

(ii)

  neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between his or her local currency and the United States Dollar that may affect the value of the Stock Appreciation Rights or of any amounts due to Participant pursuant to the exercise of the Stock Appreciation Rights or the subsequent sale of any shares of Stock acquired upon exercise.

6.	Compensation Recovery Policy.
(a)

Participant acknowledges and agrees that the Stock Appreciation Rights granted to Participant under this Agreement shall be subject to any compensation recovery or recoupment policy established or adopted from time to time by the Company, including those established or adopted after the Grant Date to comply with applicable law (“Compensation Recovery Policy”).

(b)

This Agreement is a voluntary agreement, and each Participant who has accepted the Agreement has chosen to do so voluntarily.  Participant understands that all Stock Appreciation Rights provided under the Agreement and all amounts paid to the individual under the Agreement are provided as an advance that is contingent on the Company’s financial statements not being subject to a material restatement.  As a condition of the Agreement, Participant specifically agrees that the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict the Stock Appreciation Rights for any individual party to such an agreement due to a material restatement of the Company’s financial statements, as provided in the Compensation Recovery Policy.  In the event that amounts have been paid to Participant pursuant to the Agreement and the Committee determines that Participant must repay an amount to the Company as a result of the Committee’s cancellation, rescission, suspension, withholding or other limitation or restriction of rights, Participant agrees, as a condition of being awarded such rights, to make such repayments.

7.

No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

8.

Adjustment for Change in Stock.  As set forth in Section 4.2 of the Plan, in the event of any change in the outstanding shares of Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the number of shares which Participant may purchase pursuant to the Stock Appreciation Rights and the Exercise Price at which Participant may purchase such shares shall be adjusted appropriately in the Committee’s sole discretion.

9.

Nontransferability.  These Stock Appreciation Rights are personal to Participant and, during his or her lifetime, may be exercised only by Participant.  The Stock Appreciation Rights shall not be transferable or assignable, other than by will or the laws of descent and distribution, and any such purported transfer or assignment shall be null and void without the express consent of the Committee.  In the event of Participant’s death, the Stock Appreciation Rights may be exercised by Participant’s designated beneficiary (or, if none, his or her legal representative).

10.

Employment Relationship.  For purposes of this Agreement, Participant shall be considered to be in the employment of the Company Group as long as Participant remains an employee of the Company or any of its Subsidiaries or any successor companies assuming or substituting a new award for this award of Stock Appreciation Rights.

For purposes of the Stock Appreciation Rights, Participant’s employment or service relationship will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any).

Any question as to whether and when there has been a termination of such employment (including whether Participant may still be considered to be providing services while on a leave of absence), and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.  Nothing contained in this Agreement is intended to constitute or create a contract of service or employment, nor shall it constitute or create the right to remain associated with or in the service or employ of the Company, the Employer or any other Subsidiary or related company for any particular period of time.  This Agreement shall not interfere in any way with the right of the Company, the Employer or any other Subsidiary or related company, as applicable, to terminate Participant’s service or employment at any time.  Furthermore, this Agreement, the Plan, and any other Plan documents are not part of Participant’s employment contract, if any, and do not guarantee either Participant’s right to receive any future grants of awards or benefits in lieu thereof under this Agreement or the Plan.

11.

Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other award materials, by and among, as applicable, the Employer, the Company and its Subsidiaries, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Stock or directorships held in the Company, details of all awards of Stock Appreciation Rights or any other entitlement to Stock or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Merrill Lynch, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections from Participant’s country.  Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative.  Participant authorizes the Company, Merrill Lynch and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom any shares of Stock acquired under the Plan may be deposited.  Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant Participant Stock Appreciation Rights or other awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12.

No Rights as Shareholder.  Participant shall not be a shareholder of record and therefore shall have no voting, dividend or other shareholder rights until a Stock Appreciation Right is exercised and shares of Stock subject thereto have been issued to Participant.

13.

Mode of Communications.  Participant agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or related company may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications.  Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or website of the Company’s agent administering the Plan.

To the extent Participant has been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

14.

Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Stock Appreciation Rights.

15.

Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.	Binding Effect.
(a)

This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to the Company, whether by merger, consolidation or the sale of all or substantially all of the Company’s assets.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(b)

This Agreement shall be binding upon and inure to the benefit of Participant or his or her legal representative and any person to whom a Stock Appreciation Right may be transferred by will, the applicable laws of descent and distribution or consent of the Committee.

17.

Compliance with Law.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares issuable upon exercise of the Stock Appreciation Rights prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the United States Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  The Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  The Company shall have unilateral authority to amend the Plan and the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

Furthermore, Participant understands that the laws of the country in which he or she is working at the time of grant or exercise of the Stock Appreciation Rights or at the subsequent sale of Stock acquired by Participant pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to ownership or sale of such Stock.

18.

Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and Participant’s country, if different, which may affect Participant’s ability to acquire or sell shares of Stock or rights to shares of Stock (e.g., Stock Appreciation Rights) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to his or her personal advisor on this matter.

19.

Governing Law & Venue.  Participant’s participation in the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

For purposes of litigating any dispute that arises in connection with this grant, Participant’s participation in the Plan or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware and agree that such litigation shall be conducted in the courts of Delaware, or the federal courts for the United States for the District of Delaware, where this grant is made and/or to be performed.

20.

Addendum.  Notwithstanding any provisions herein, Participant’s participation in the Plan shall be subject to any special terms and conditions set forth in the Addendum to this Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent Committee determines in its sole discretion that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Addendum constitutes part of this Agreement.

21.

Imposition of Other Requirements.  The Committee reserves the right to impose other requirements on Participant’s participation in the Plan and on any Stock acquired under the Plan, to the extent the Committee determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept the terms of any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.

Waiver.  Participant acknowledges that a waiver by the company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant

23.	Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)

“Cause” shall have the meaning set forth in any then applicable employment or other similar written agreement (including such similar term or concept, as determined by the Committee) between Participant and a member of the Company Group, subject to the relevant provisions of applicable law in the People’s Republic of China to the extent mandatorily and preemptively applicable.  If there is no such written agreement or if such agreement does not define “Cause,” the term “Cause” shall mean (i) the willful failure by Participant to perform Participant’s duties with the Company or its affiliates (other than any such failure resulting from Participant’s incapacity due to physical or mental illness), (ii) Participant’s willful misconduct that is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, (iii) Participant’s commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude, (iv) Participant’s conviction or plea of no contest to a felony (or equivalent crime in the People’s Republic of China) or a crime of moral turpitude, or (v) any terminable events under the Company’s Code of Conduct, subject to the relevant provisions of applicable law in the People’s Republic of China to the extent mandatorily and preemptively applicable.

(b)

“Good Reason” shall have the meaning set forth in any then applicable employment or other similar written agreement (including such similar term or concept, as determined by the Committee) between Participant and the Company or an affiliate, subject to the relevant provisions of applicable law in the People’s Republic of China to the extent mandatorily and preemptively applicable.  If there is no such written agreement or if such agreement does not define “Good Reason,” then “Good Reason” shall be deemed to exist if, and only if, without Participant’s written consent there is: (i) a substantial adverse alteration in the nature or status of Participant’s responsibilities from those in effect immediately prior to the Change in Control; (ii) a material reduction by the Company in Participant’s annual base salary or target annual incentive award opportunity as in effect on the date hereof or as the same may be increased from time to time; provided, however, that Participant’s annual base salary or target annual incentive award opportunity may be decreased as part of an across-the-board reduction in base salaries and target annual incentive award opportunities of all Company executive officers so long as the percentage reduction in Participant’s annual base salary or target annual incentive award opportunity is not greater than the percentage reduction applicable to other executive officers, for the same period as the reduction in other executive officer’s reduction in  annual base salary or target annual incentive award opportunity and, in the event such reduction is later mitigated for other executive officers, Participant’s annual base salary or target annual incentive award opportunity is then increased by the same percentage applicable to other executive officers; or (iii) the relocation of Participant’s principal place of employment to a location more than 50 miles from Participant’s principal place of employment immediately prior to the Change in Control or the Company requiring Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s or its affiliates’ business to an extent substantially consistent with Participant’s business travel obligations immediately prior to the Change in Control, subject to the relevant provisions of applicable law in the People’s Republic of China to the extent mandatorily and preemptively applicable.  In order to terminate due to Good Reason, (A) Participant must notify the Company in writing of the occurrence of the Good Reason condition within thirty (30) days of Participant having actual or constructive knowledge of the occurrence of such condition, (B) Participant cooperates in good faith with the Company’s efforts at no cost to Participant, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition, (C) notwithstanding such efforts, the Good Reason condition continues to exist after the expiration of the Cure Period, and (D) Participant terminates Participant’s employment within thirty (30) days after the expiration of the Cure Period.  For the avoidance of doubt, if the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(c)

“Retirement” shall mean termination of employment by Participant on or after Participant’s attainment of age 55 and ten years of service or age 65 and five years of service (and not for any other reason).  Notwithstanding the definition of Retirement set forth immediately above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in Participant’s jurisdiction that would likely result in the favorable Retirement treatment that applies to this grant under the Plan being deemed unlawful and/or discriminatory, then the Committee will not apply the favorable Retirement treatment at the time of Participant’s termination of employment and the Stock Appreciation Rights shall be governed by the remaining provisions related to termination of Participant’s employment.

By electronically accepting the grant of the Stock Appreciation Rights and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and this Agreement.

Yum China Holdings, Inc.

By:
Its:

ADDENDUM TO

YUM CHINA HOLDINGS, INC.

LONG TERM INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Stock Appreciation Rights Agreement and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Stock Appreciation Rights granted to the Participant under the Yum China Holdings, Inc. Long Term Incentive Plan if the Participant works and/or resides in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working or transfers residency and/or employment after the Grant Date, the Company shall determine to which extent the additional terms and conditions shall be applicable to the Participant.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2016.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that Stock Appreciation Rights vest or the Participant sells Stock acquired at vesting of the Stock Appreciation Rights under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working or transfers residency after the Grant Date, the information contained herein may not be applicable to the Participant in the same manner.

CHINA

Terms and Conditions

The following provisions apply only to the Participant if based/residing in the Mainland of the People’s Republic of China (the “PRC”), unless otherwise determined by the Company or required by the State Administration of Foreign Exchange (“SAFE”):

Exercisability and Exercise Procedure.  This provision supplements Sections 2 and 3 of the Stock Appreciation Rights Agreement:

The exercisability and settlement of the Stock Appreciation Rights is conditioned on the Company’s completion of the initial registration of the Plan with SAFE and the continued effectiveness of such registration based on necessary follow-up filings with SAFE (the “SAFE Registration”).  If the Company is unable to complete or maintain the SAFE Registration for any reason, the Participant shall not be permitted to exercise the Stock Appreciation Right.

Further, notwithstanding anything in the Agreement (including Section 4 of the Stock Appreciation Rights Agreement), if the Participant’s employment or service relationship with the Company Group is terminated at a time when the SAFE Registration is not in effect, all Stock Appreciation Rights shall not vest or shall be forfeited if vested.

Mandatory Exercise and Sale of Shares Upon Termination of Service.  To ensure compliance with SAFE regulations, and notwithstanding any provision in the Agreement (including Section 4 of the Stock Appreciation Rights Agreement), the Participant agrees that any vested and exercisable Stock Appreciation Rights must be exercised immediately upon, and in no event later than six months after, the Participant’s termination of service, or within any such other period as may be required by SAFE.  The Participant understands and acknowledges that, notwithstanding Section 4 of the Stock Appreciation Rights Agreement, any vesting of the Stock Appreciation Rights will cease in no event later than six months after the Participant’s termination of service, or within such other period as may be required by SAFE.  In addition, the Participant acknowledges and agrees that any vested and exercisable Stock Appreciation Rights not exercised immediately upon the Participant’s termination, or within such other period as may be required by SAFE, will be forfeited or may be exercised by the Company on behalf of the Participant (pursuant to this authorization).

Further, the Participant agrees that any Stock issued upon exercise of the Stock Appreciation Rights and held by the Participant at the time of his or her termination of service must be sold immediately upon, and in no event later than six months after, the Participant’s termination of service, or within any such other period as may be required by SAFE.  Any Stock that is not sold by the Participant upon his her termination, or within such other period as may be required by SAFE, will be sold on his or her behalf as soon as practicable after the Participant’s termination of service and in no event more than six months after his or her termination of service or after such other period as required by SAFE.  The Participant authorizes (i) the Company to instruct its designated broker to sell such Stock and (ii) the designated broker to assist with the sale of such Stock.  The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Stock at any particular price.  Upon the sale of the Stock, the Company agrees to pay the Participant the cash proceeds from the sale of the Stock, less any brokerage fees or commissions and subject to any obligation on the Company or the Employer to satisfy any Tax-Related Items.

Broker Account.  Any Stock issued to the Participant upon exercise of the Stock Appreciation Rights must be maintained in an account with Merrill Lynch or such other broker as may be designated by the Company until the Stock is sold through that broker.

Repatriation.  Pursuant to SAFE regulations in China, when the Stock acquired at exercise of the Stock Appreciation Rights is sold, whether immediately or thereafter, including on the Participant’s behalf after termination of his or her service, or when any cash is paid to the Participate upon his/her exercise of the Stock Appreciation Rights, the Participant will be required to immediately repatriate, or cause the Company or any Subsidiary or the Employer to repatriate, the cash proceeds from the sale of the Stock and any cash dividends paid on such Stock, as well as any cash proceeds from the exercise of the Stock Appreciation Rights, to China within six months from receipt of such cash proceeds.  The Participant further understands that, under local law, such repatriation of his or her cash proceeds will need to be effectuated through a special exchange control account established in China by the Company or any Subsidiary or the Employer, and the Participant hereby consents and agrees that any of such cash proceeds will be transferred to such special account prior to being delivered to the Participant.  Unless the Company in its sole discretion decides otherwise, the proceeds will be paid to the Participant in local currency.  The Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China.  The Participant agrees to bear any currency fluctuation risk between the time the cash proceeds in foreign currency are payable to the Participant (from the sale of the Stock, exercise of the Stock Appreciation Rights or otherwise) and the time the cash proceeds in local currency are distributed through such special exchange control account.

Other.  The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with SAFE requirements and to sign any agreements, forms and/or consents that may be reasonably requested by the Company or its designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.

Notifications

Foreign Asset and Account Reporting.  The Participant may be required to report to SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents.  The Participant should consult with his or her personal advisor in order to ensure compliance with applicable reporting requirements.